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                                                                   EXHIBIT 99(b)

                   REIMBURSEMENT AND INDEMNIFICATION AGREEMENT

          THIS REIMBURSEMENT AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of September 15, 2000 by and among David C. Collins, The Collins Family Foundation; The Collins Charitable Remainder Unitrust #97-1, Eric R. Garen and The Garen Family Foundation and (each, an "Indemnitor"), and Learning Tree International, Inc. ("Learning Tree") with reference to the following facts and circumstances:

A. Indemnitors are shareholders of Learning Tree, and intend to sell certain other shares pursuant to a private placement (the "Offering").

B. The potential buyers in the Offering have requested that Learning Tree provide certain representations and warranties, and file and keep effective a registration statement (the "Registration Statement") with the Securities and Exchange Commission relating to the shares being purchased in the Offering, all as provided in Securities Purchase Agreements.

C. As an inducement for Learning Tree to provide such representations and warranties and to undertake the filing of the Registration Statement, and to sign the Securities Purchase Agreements, Indemnitors wish to reimburse Learning Tree for any expenses of, and to indemnify Learning Tree against liabilities arising from, the Offering or the Registration Statement.

NOW, THEREFORE, the parties agree as follows:

1.       Reimbursement of Costs. Indemnitors jointly and severally agree to
         -----------------------
         reimburse Learning Tree for any costs incurred by it in connection with the Offering or the Registration Statement, including but not limited to fees to the Securities and Exchange Commission or any state agencies, as well as to accountants and attorneys.

2.        Indemnification.
          ---------------

          2.1  Indemnity. Indemnitors jointly and severally agree to indemnify
               ---------
         and hold Learning Tree, its officers, directors, employees, agents and attorneys harmless from and against any losses suffered as a result of a claim based on or related to the Offering or the Registration Statement (a "Claim").

          2.2  Procedure.
               ---------

                    2.2.1 Notice. Promptly upon receipt by Learning Tree of a
                          -------
         notice of a Claim, Learning Tree shall give written notice thereof to Indemnitors, although failure to do so shall not affect the right to indemnification except to the extent of actual prejudice.

                    2.2.2    Cooperation. Indemnitors and Learning Tree shall
                             -----------
         cooperate in determining the validity of any Claim, and shall also use all reasonable efforts to minimize all losses suffered as a result of a Claim. In any case, Indemnitors and Learning Tree shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense.
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         2.3  Contribution. In order to provide for the just and equitable
              ------------
         contribution, if a claim for indemnification is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal) despite the fact that the express provisions hereof provide for indemnification in such case, the Indemnified Person and the Indemnitors shall contribute to the Losses to which the Indemnified Person may be subject in accordance with the relative benefits received by, and the relative fault of, each in connection with the statements, acts or omissions which resulted in such Losses.

3.       Rights Among Indemnitors. Although an Indemnified Person may proceed
         ------------------------
         against any Indemnitor, each Indemnitor agrees to contribute to any payments required to be made hereunder to an Indemnified Person in proportion to the percentages of shares sold in the Offering (the "Contribution Percentages"). If any Indemnitor does not contribute his Contribution Percentage despite the good faith efforts of another Indemnitor, then the Contribution Percentage of the other Indemnitors shall be increased by disregarding that of the non-contributing Indemnitor until such Indemnitor does contribute pursuant to this
         Section 2. Any contribution by an Indemnitor shall also include interest at the rate of 10% per annum from the date of the payment to the Indemnified Person to the date of contribution. Any decision to be made hereunder by the Indemnitors may be made by Indemnitors holding a majority in interest of the Indemnitors, who shall have no liability for decisions made in good faith.

4.       Miscellaneous

         4.1  Amendments and Waivers.
              ----------------------

                 4.1.1 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                 4.1.2 No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

         4.2  Successors and Assigns. The provisions of this Agreement will be
              ----------------------
         binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign,
                                            --------
         delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         4.3  No Third Party Beneficiaries. This Agreement is for the sole
              ----------------------------
         benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns any legal or equitable rights hereunder.

         4.4  Governing Law. This Agreement will be governed by, and construed
              -------------
         in accordance with, the law of the State of California, without regard to the conflict of laws rules of such state.

         4.5  Attorneys' Fees. In any dispute between the parties hereto or
              ---------------
         their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such dispute shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such dispute.

         4.6  Jurisdiction. Except as otherwise expressly provided in this
              ------------
         Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent
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         jurisdiction in Los Angeles, California or the United States District
         Court for the Central District of California and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

         4.7  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
              --------------------
         IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         4.8  Counterparts. This Agreement may be signed in any number of
              ------------
         counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         4.9  Headings. The headings in this Agreement are for convenience of
              --------
         reference only and will not control or affect the meaning or construction of any provisions hereof.

         4.10  Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
         among the parties with respect to the subject matter of this Agreement. This Agreement and the Stock Purchase Agreement (including any ancillary agreements entered into in connection therewith) supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

         4.11  Severability. If any provision of this Agreement or the
               ------------
         application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.



         4.12  Certain Interpretive Matters. No provision of this Agreement will
               ----------------------------
         be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

----------------------------------            ----------------------------------
David C. Collins                              Eric Garen

The Collins Family Foundation                 The Garen Family Foundation
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                                              By_______________________________
 By_________________________________          Its _____________________________
 Its _______________________________

 The Collins Charitable Remainder Unitrust #97-1


 By_________________________________
 Its _______________________________


 Learning Tree International, Inc.


 By____________________________________
 Its___________________________________